SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRAY COMM SYS CLA B

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                12/09/96            5,000            16.1750
               THE GABELLI ABC FUND
                                12/09/96            1,300            16.1750
          GAMCO INVESTORS, INC.
                                12/10/96            1,800            16.0000
                                12/10/96            4,000            16.0469
                                12/09/96            8,500            16.2500
                                12/09/96           17,500            16.2071

























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.
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